Exhibit 99.1

OptimizeRx Reports Record Second Quarter 2019 Results; Total Revenue Up
37% to $7.0 Million, Net Income up 45% to $407,000 or $0.03 per Diluted Share

ROCHESTER, MI., (August 7, 2019) — OptimizeRx Corp. (NASDAQ: OPRX), a leading provider of digital health messaging for the pharmaceutical industry, reported results for the second quarter ended June 30, 2019. Quarterly comparisons are to the same year-ago quarter.

Q2 2019 Financial and Operational Highlights

•	Total revenue increased 37% to a record $7.0 million.
•	Gross margin improved from 56.1% to 61.6%.
•	Net income totaled a record $407,000, up 45%.
•	Non-GAAP net income up 39% to $1.2 million or $0.09 per diluted share (see definition of non-GAAP measures and reconciliation to GAAP, below).
•	Raised net proceeds of $21.3 million in an underwritten public offering to solidify balance sheet and to provide growth capital for potential acquisitions.
•	Expanded team to support growth, including adding a new chief commercial officer, a VP of sales to focus on the hospital market, and three additional VPs of sales to call on pharma.

Q2 2019 Financial Summary

Total revenue in the second quarter of 2019 increased 37% to a record $7.0 million from $5.1 million in the same year-ago quarter. The increase was primarily due to increased sales of messaging products.

Gross margin improved to 61.6% in the second quarter of 2019 from 56.1% in the year-ago quarter. The improvement was due to a favorable shift in product mix. The company expects to maintain gross margins of at least 60% on a quarterly basis for the remainder of 2019.

Operating expenses totaled $3.8 million, up from $2.6 million in the same year-ago quarter. The increase was related to additional expenses from growth initiatives, as well as the acquisition of CareSpeak Communications which occurred in October 2018.

Net income on a GAAP basis in the second quarter of 2019 was a record $407,000 or $0.03 per share, as compared to net income of $281,000 or $0.02 per share in the year-ago quarter.

Non-GAAP net income for the second quarter of 2019 was up 39% to $1.2 million or $0.09 per diluted share, compared to non-GAAP net income of $852,000 or $0.07 per share in the same year-ago period (see definition of these non-GAAP measures and reconciliation to GAAP, below).

While the company expects to remain GAAP profitable on a quarterly basis, one-time expenses related to investments in growth initiatives could result in a loss in any given quarter.

Cash and cash equivalents totaled $30.5 million at June 30, 2019, as compared to $10.1 million at March 31, 2019. The increase was due to cash generated from operations and an underwritten public offering that raised net proceeds of $21.3 million. The company has continued to operate debt-free and expects to continue to generate positive cash flow from operations on a quarterly basis for the balance of the year.

Management Commentary

“In Q2, we achieved record top and bottom-line results, along with strong gross margin expansion versus the year-ago quarter,” said OptimizeRx CEO, William Febbo. “In fact, it was our ninth straight quarter of revenue growth.

“This performance was driven by several factors, including greater client access and broader provider reach, with this driven by solid technology and strong operational performance. While our revenue is at an all-time high and we are now connected to many manufacturers, our penetration of this market is still at the early stages in many respects.

“We estimate our addressable market opportunity with our traditional network is about $700 million, assuming we had all our all channel partners enabled across all of our solutions. However, since the beginning of the year, we have substantially expanded our total addressable market by adding patient adherence to our solution set. So, we are now able to go after a much larger HCP messaging market estimated at more than $2.4 billion. This focus on adherence also aligns with our passion for helping healthcare providers create better outcomes for their patients.

“To more effectively support greater adherence and deliver financial solutions, we are in the process of integrating our core set of digital solutions into a single platform and adding additional capabilities. We anticipate this new platform to be launched within the next couple of weeks and this will set the stage for continued growth in 2020 and beyond.

“For the remainder of the year, we'll remain focused on generating revenue growth from our core solutions, expanding our network in the hospital market, and seeking solid M&A and partnership opportunities to drive revenue. We expect continued adoption of our health platform across our entire client base, and for this to drive another year of growth, strong margins and profitability.”

Conference Call

OptimizeRx management will host the presentation, followed by a question and answer period.

Date: Wednesday, August 7, 2019

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number: 1-800-458-4121

International dial-in number: 1-323-794-2597

Conference ID: 1609655

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 28, 2019, as well as available for replay via the Investors section of the OptimizeRx website at investors.optimizerx.com.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 1609655

Definition and Use of Non-GAAP Financial Measures

This earnings release includes a presentation of non-GAAP net income (loss) and non-GAAP earnings per share or non-GAAP EPS, both of which are non-GAAP financial measures. The company defines non-GAAP net income (loss) as GAAP net income (loss) with an adjustment to add back depreciation, amortization and stock-based compensation expense. Non-GAAP EPS is defined as non-GAAP net income (loss) divided by the number of weighted average shares outstanding on a basic and diluted basis. The company has provided non-GAAP financial measures to aid investors in better understanding its performance. Management believes that these non-GAAP financial measures provide additional insight into the operations and cashflow of the company.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash operating expenses, management believes that providing non-GAAP financial measures that excludes non-cash expenses allows for meaningful comparisons between the company’s core business operating results and those of other companies, as well as provides an important tool for financial and operational decision making and for evaluating the company’s own core business operating results over different periods of time.

The company’s non-GAAP net income (loss) and non-GAAP EPS measures may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies in the industry may calculate such non-GAAP financial results differently. The company’s non-GAAP net income (loss) and non-GAAP EPS are not measurements of financial performance under GAAP and should not be considered as an alternative to operating income or as an indication of operating performance or any other measure of performance derived in accordance with GAAP. The company does consider these non-GAAP measures to be substitutes for or superior to the information provided by its GAAP financial results.

The table, “Reconciliation of non-GAAP to GAAP Financial Measures,” included at the end of this press release provides a reconciliation of non-GAAP net income (loss) and non-GAAP EPS for the three and six-month periods ended June 30, 2018 and 2019.

About OptimizeRx

OptimizeRx® (NASDAQ: OPRX), a digital health company, connects pharmaceutical companies to patients and providers, offering greater affordability, adherence and brand awareness at the point-of-care. As the nation’s largest point-of-prescribe promotional platform for the pharmaceutical industry, OptimizeRx provides a direct channel for pharma companies to communicate with healthcare providers right within their workflow and also directly to patients.

The cloud-based solution supports patient adherence to medications and better healthcare outcomes with real-time access to financial assistance, prior authorization, education and critical clinical information. OptimizeRx provides more than half of the ambulatory patient market with access to these benefits through leading EHR platforms like Allscripts, Amazing Charts and Quest, and directly via its mobile communications platform.

For more information, follow the company on Twitter, LinkedIn or visit www.optimizerx.com.

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended, and such as in section 21E of the Securities Act of 1934, as amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward-looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risks.

OPTIMIZERx CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$30,536,420	$8,914,034
Accounts receivable	7,424,499	6,457,841
Prepaid expenses	627,573	360,146
Total Current Assets	38,588,492	15,732,021
Property and equipment, net	162,298	149,330
Other Assets
Goodwill	3,678,513	3,678,513
Patent rights, net	2,658,765	2,766,944
Other intangible assets, net	3,761,792	2,492,123
Right of use assets, net	616,988	-
Other assets and deposits	170,256	235,647
Total Other Assets	10,886,314	9,173,227
TOTAL ASSETS	$49,637,104	$25,054,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable – trade	$911,795	$411,010
Accrued expenses	840,843	1,300,882
Revenue share payable	1,964,440	1,908,616
Current portion of lease obligations	111,968	-
Current portion of contingent purchase price payable	1,074,000	-
Deferred revenue	769,391	610,625
Total Current Liabilities	5,672,437	4,231,133
Non-current Liabilities
Lease obligations, net of current portion	508,904	-
Contingent purchase price payable, net of current portion	1,546,000	2,365,000
Total Non-current liabilities	2,054,904	2,365,000
Total Liabilities	7,727,341	6,596,133
Commitments and contingencies
Stockholders’ Equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized, no issued and outstanding at June 30, 2019 or December 31, 2018	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 14,116,739 and 12,038,618 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	14,117	12,039
Additional paid-in-capital	71,764,534	48,725,211
Accumulated deficit	(29,868,888)	(30,278,805)
Total Stockholders’ Equity	41,909,763	18,458,445
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$49,637,104	$25,054,578

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018

NET REVENUE	$7,006,291	$5,099,474	$12,215,725	$9,211,710
COST OF REVENUES	2,687,143	2,236,751	4,270,623	4,244,842
GROSS MARGIN	4,319,148	2,862,723	7,945,102	4,966,868

OPERATING EXPENSES	3,839,105	2,589,126	7,332,894	4,884,467
INCOME FROM OPERATIONS	480,043	273,597	612,208	82,401

OTHER INCOME (EXPENSE)
Interest income	33,574	6,912	55,938	8,929
Change in Fair Value of Contingent Consideration	(107,000)	-	(255,000)	-

TOTAL OTHER INCOME (EXPENSE)	(73,426)	6,912	(199,062)	8,929

INCOME BEFORE PROVISION FOR INCOME TAXES	406,617	280,509	413,146	91,330

PROVISION FOR INCOME TAXES	-	-	-	-
NET INCOME	$406,617	$280,509	$413,146	$91,330

WEIGHTED AVERGE SHARES OUTSTANDING
BASIC	12,743,379	10,979,086	12,412,442	10,373,326
DILUTED	13,806,761	11,949,593	13,467,562	11,517,604

EARNINGS PER SHARE
BASIC	$0.03	$0.03	$0.03	$0.01
DILUTED	$0.03	$0.02	$0.03	$0.01

OPTIMIZERx CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$413,146	$91,330
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	425,873	108,946
Stock-based compensation	938,399	895,002
Stock issued for services	241,077	118,820
Change in fair value of contingent consideration	255,000	-
Changes in:
Accounts receivable	(966,658)	(2,079,823)
Prepaid expenses and other assets	(202,036)	40,320
Accounts payable	785	(280,349)
Revenue share payable	55,824	(183,664)
Accrued expenses and other liabilities	(511,976)	(125,407)
Deferred revenue	158,766	195,966
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	808,200	(1,218,859)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment	(47,739)	(12,593)
Purchase of intangible assets	(1,000,000)	(56,651)
NET CASH USED IN INVESTING ACTIVITIES	(1,047,739)	(69,244)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of commission costs	22,163,636	9,004,920
Expenses related to issuance cost of common stock	(301,711)	(835,526)
NET CASH PROVIDED BY FINANCING ACTIVITIES	21,861,925	8,169,394
NET INCREASE IN CASH AND CASH EQUIVALENTS	21,622,386	6,881,291
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	8,914,034	5,122,573
CASH AND CASH EQUIVALENTS - END OF PERIOD	$30,536,420	$12,003,864

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for income taxes	$-	$-
Intangible asset additions included in accounts payable	$500,000	$-
Non-cash effect of cumulative adjustments to accumulated deficit	$3,229	$142,027
Lease liabilities arising from right of use assets	$672,809	-
Non-cash issuance of shares to WPP, plc	$-	$447,000

OPTIMIZERx CORPORATION

Reconciliation of non-GAAP to GAAP Financial Measures

(Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018

Net income	$406,617	$280,509	$413,146	$91,330
Depreciation and amortization	235,572	54,473	425,873	108,946
Stock based compensation	543,130	516,700	1,179,476	1,013,822

Non-GAAP net income	$1,185,319	$851,682	$2,018,495	$1,214,098

Non-GAAP earnings per share
Basic	$0.10	$0.08	$0.16	$0.12
Diluted	$0.09	$0.07	$0.15	$0.11

Weighted average shares outstanding
Basic	12,743,379	10,979,086	12,412,442	10,373,326
Diluted	13,806,761	11,949,593	13,467,562	11,517,604

OptimizeRx Contact

Doug Baker, CFO

Tel (248) 651-6568 x807

dbaker@optimizerx.com

Media Relations Contact

Nicole Brooks, Innsena Communications

Tel (860) 800-2344

nicolebrooks@innsena.com

Investor Relations Contact

Ron Both, CMA

Tel (949) 432-7557

oprx@cma.team